EXHIBIT 23.B


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 21, 1999, Included in this Form 11-K for the year ended December 31, 1998, into Santa Fe Snyder Corporation's previously filed Registration Statement No. 333-78265.


Arthur Andersen LLP
Fort Worth, Texas
July 11, 2000


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